UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214

Reno, NV 89511

(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.03. Material Modification to Rights of Security Holders

Reduction in Number of Shares Required for Quorum

As disclosed in Item 5.03 of this Current Report on Form 8-K, effective December 17, 2007, Piedmont Mining Company, Inc. (the “Company”) filed Amended and Restated Articles of Incorporation (“Articles”) with the North Carolina Department of the Secretary of State. As a result, the addition of Article VIII provides that one-third (1/3) of the outstanding shares of common and preferred stock of the Company will constitute a quorum for the transaction of business that may be presented to the shareholders of the Company. Prior to effective filing of the Articles, a quorum could only be established by a majority of the outstanding shares entitled to vote. Further, as a result of the Articles, Article IV is revised to provide that the authorized capital is increased to 200,000,000 shares of common stock and 50,000,000 shares of preferred stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 17, 2007, the Company filed the Articles with the North Carolina Department of the Secretary of State, which such Articles incorporated most of the amendments and provisions set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission effective October 29, 2007, and first mailed on or about November 2, 2007, to the shareholders of record as of October 25, 2007, as subsequently approved by the required vote of the Company’s shareholders at the Annual Meeting of Shareholders.

A copy of the Articles is attached hereto as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: December 20, 2007	By: /s/ Robert M. Shields, Jr.

Robert M. Shields, Jr.

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation, filed December 17, 2007